Exhibit 10.2

OMNIBUS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENTS

THIS OMNIBUS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENTS (the “Amendment”), is made effective this 4th day of May 2015 (the “Amendment Effective Date”), by and between EACH INDIVIDUAL LISTED ON THE SIGNATURE PAGE hereto (individually, an “Executive” and, collectively, the “Executives”), and TREVENA, INC., a Delaware corporation (the “Company”).  Company and the Executives collectively are referred to as the “Parties.”

BACKGROUND

WHEREAS, the Executives, Roberto Cuca, Michael Lark, David Soergel and John M. Limongelli, are each a party to certain Executive Employment Agreements with the Company dated January 31, 2014, January 31, 2014, January 31, 2014 and May 12, 2014, respectively (each, an “Employment Agreement”); and

WHEREAS, the Company and each Executive desire to amend his respective Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and each Executive with respect to his Employment Agreement hereto agree as follows:

(1)                                 Terms not otherwise defined herein shall have the meanings ascribed to them in each Employment Agreement.

(2)                                 Paragraph 7(a)(ii) of each Employment Agreement hereby is deleted in its entirety and replaced with the following:

(ii)(A)  a pro-rata bonus for the calendar year of termination, determined by multiplying Executive’s Target Bonus for such year (assuming employment for the entire year) by a fraction whose numerator is the number of days that Executive was employed during such year and whose denominator is the total number of days in such year, payable within 60 days following the date of Executive’s termination of employment; and

(B)  to the extent not already paid, a cash incentive award under the Company’s Incentive Compensation Plan or any similar incentive plan (the “ICP”) related to the fiscal year immediately preceding the year of termination in an amount as determined by the Company’s Board or the Compensation Committee of the Board, as the case may be, in its sole judgment and discretion;

(3)                                 Paragraph 7(b)(ii) of each Employment Agreement hereby is deleted in its entirety and replaced with the following:

(ii)(A)  a pro-rata bonus for the calendar year of termination, determined by multiplying Executive’s Target Bonus for such year (assuming employment for the entire year) by a fraction whose numerator is the number of days that Executive was employed during such year and whose denominator is the total number of days in such year, payable within 60 days following the date of Executive’s termination of employment; and

(B)  to the extent not already paid, a cash incentive award under the ICP related to the fiscal year immediately preceding the year of termination in an amount as determined by the Company’s Board or the Compensation Committee of the Board, as the case may be, in its sole judgment and discretion;

(4)                                 The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Amendment.

(5)                                 This Amendment together with each respective Employment Agreement constitute the complete agreement of the Company and each Executive hereto with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto.  This Amendment cannot be amended, modified or supplemented with respect to any Executive except by an instrument in writing executed by the Company and such Executive.

(6)                                 The terms of this Amendment shall be binding upon, and shall inure to the benefit of the Executives, the Company and their respective successors and assigns.  Except as provided in this Amendment, all other terms and conditions contained in each Employment Agreement shall remain unchanged and in full force and effect.

(7)                                 This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.  Each Executive is executing this Amendment with respect to his respective Employment Agreement only and not with respect to any other Executive’s Employment Agreement.

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IN WITNESS WHEREOF, each Party has executed this Amendment, in the case of the Company by its duly authorized officer, as of the Amendment Effective Date.

COMPANY:

TREVENA, INC.

By:	/s/ Maxine Gowen
	Name:	Maxine Gowen
	Title:	President and Chief Executive Officer

EXECUTIVES:

/s/ Roberto Cuca
Roberto Cuca

/s/ Michael Lark
Michael Lark

/s/ John M. Limongelli
John M. Limongelli

/s/ David Soergel
David Soergel